Exhibit 10.4

Execution Version

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver Agreement”) is made as of June 5, 2026, by and among GPGI, Inc., a Nevada corporation (“GPGI”), and Resolute Holdings Management, Inc., a Nevada corporation (the “Manager”; and together with GPGI, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement (as defined below).

W I T N E S S E T H

WHEREAS, GPGI and the Manager are parties to that certain letter agreement, dated as of February 28, 2025 (the “Letter Agreement”);

WHEREAS, pursuant to Section 2(a)(i) of the Letter Agreement, during the term of the Letter Agreement, to the fullest extent permitted by Delaware law, the Exchange Act, the Securities Act and any other applicable rule or regulation (including the rules and regulations promulgated under the Exchange Act and the Securities Act), GPGI and the Board of Directors of GPGI (the “GPGI Board”) or any committee thereof shall not take any unilateral action to modify, amend, qualify, interfere with or terminate the Delegations;

WHEREAS, (a) the GPGI Board unanimously approved the reincorporation of GPGI from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”), and recommended that the stockholders of GPGI vote “FOR” the Nevada Reincorporation, and adopt the resolutions of the GPGI Board approving the Nevada Reincorporation (the “Reincorporation Resolutions”), and (b) the stockholders of GPGI approved the Nevada Reincorporation and adopted the Reincorporation Resolutions at a special meeting of stockholders held on June 4, 2026; and

WHEREAS, GPGI intends to effect the Nevada Reincorporation by filing (a) a certificate of conversion with the Secretary of State of the State of Delaware and (b) articles of conversion and articles of incorporation in the office of the Nevada Secretary of State (all such filings, collectively, the “Conversion Filings”), pursuant to which the Nevada Reincorporation will become effective as of the effective date and time set forth in the Conversion Filings (the “Effective Time”); and

WHEREAS, in connection with the Nevada Reincorporation, the Parties desire to waive Section 2(a)(i) of the Letter Agreement and each Party’s respective obligations thereunder, subject to and in accordance with the terms set forth in this Waiver Agreement, so that the GPGI Board can, in connection with the Nevada Reincorporation and subject to the effectiveness of the Conversion Filings at the Effective Time, adopt resolutions setting forth the revised and updated delegations set forth on Schedule I hereto (the “Updated Delegation”).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the Parties agree as follows:

1.Waiver.  Each Party hereby (a) waives any and all of its rights, interests or benefits in, and any and all of the other Parties’ respective obligations with respect to, Section 2(a)(i) of the Letter Agreement, and (b) agrees not to assert or allege any rights, interests or benefits in, or any breach by the other Parties of any of their respective obligations of Section 2(a)(i) of the Letter Agreement, in each case, solely with respect to the Updated Delegation (collectively, the “Waiver”); provided, that the Parties may rescind the Waiver at any time upon mutual agreement.

2.Schedule I. Schedule I to the Letter Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I to this Waiver Agreement.

3.Full Force and Effect. Except as expressly modified by this Waiver Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Letter Agreement shall remain in full force and effect in accordance with their respective terms. For the avoidance of doubt, all waivers, rights and obligations set forth in this Waiver Agreement shall terminate and be of no further force or effect upon the termination of the Letter Agreement in accordance with its terms.

4.Miscellaneous.  The provisions of Sections 4 (Representations and Warranties) and 5 (Miscellaneous) of the Letter Agreement are hereby incorporated by this reference as if set forth in this Waiver Agreement in their entirety and shall apply mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Waiver Agreement as of the date first above written.

GPGI, INC.

By:	/s/ David A.P. Marshall
Name: David A.P. Marshall
Title: Corporate Secretary

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Thomas R. Knott
Name: Thomas R. Knott
Title: Chief Executive Officer

[Signature Page to the Waiver Agreement]